EXHIBIT 24.1
POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each officer and/or director of PEOPLES BANCORP INC., an Ohio corporation, which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the registration of additional common shares for offering and sale or delivery pursuant to the Peoples Bancorp Inc. Third Amended and Restated Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (formerly known as the Peoples Bancorp Inc. Second Amended and Restated Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries and Peoples Bancorp Inc. Deferred Compensation Plan
for Directors of Peoples Bancorp Inc. and Subsidiaries), whose signature appears below hereby constitutes and appoints Charles W. Sulerzyski and Kathryn M. Bailey, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with the power to act without the other and with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement on Form S-8 and any and all amendments and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The NASDAQ Stock Market, granting unto each said attorney-in-fact and agent, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all things that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney in the capacities and on the date indicated.

Name	Title	Date
/s/ Charles W. Sulerzyski
Charles W. Sulerzyski	President and Chief Executive Officer and Director (Principal Executive Officer)	October 26, 2023
/s/ Kathryn M. Bailey
Kathryn M. Bailey	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 26, 2023
/s/ Tara M. Abraham
Tara M. Abraham	Director	December 5, 2023

/s/ S. Craig Beam
S. Craig Beam	Director	October 26, 2023

/s/ David F. Dierker
David F. Dierker	Director	October 26, 2023

/s/ W. Glenn Hogan
W. Glenn Hogan	Director	October 26, 2023

/s/ James S. Huggins
James S. Huggins	Director	October 26, 2023

/s/ Brooke W. James
Brooke W. James	Director	October 26, 2023

/s/ Susan D. Rector
Susan D. Rector	Chairman of the Board and Director	October 26, 2023

/s/ Kevin R. Reeves
Kevin R. Reeves	Director	October 26, 2023

/s/ Carol A. Schneeberger
Carol A. Schneeberger	Director	October 26, 2023

/s/ Frances A. Skinner
Frances A. Skinner	Director	October 26, 2023

/s/ Dwight E. Smith
Dwight E. Smith	Director	October 26, 2023

/s/ Michael N. Vittorio
Michael N. Vittorio	Director	October 26, 2023